Exhibit 99.1

[CHARTER ONE FINANCIAL, INC. LOGO]

CONTACT: ELLEN BATKIE (800) 262-6301

CHARTER ONE REPORTS RECORD 2nd QTR EPS OF $.72, UP 18%

Highlights for the quarter ended 6/30/03:
•     Record net earnings of $.72 per share, up 18% over 2Q 2002
•     Retail banking revenue up 16% over 2Q 2002; deposit-related portion up 19%
•     Efficiency ratio of 41.14%, compared to 38.53% in 2Q 2002
•     Excluding custodial balances, noninterest-bearing checking up an annualized 42% in 2Q 2003
•     Reserve to loans strengthened to 1.46%, up from 1.40% at 3/31/03
•     NPAs of .81% of loans and leases; underperforming assets of .98% of loans and leases

CLEVELAND, Ohio, July 17, 2003 — Charter One Financial, Inc. (NYSE:CF), the holding company of Charter One Bank, N.A., today reported record net income of $166.0 million for the three months ended June 30, 2003, or $.72 per diluted share. This was up 18.0% from $.61 in net earnings per diluted share reported in the year ago quarter. All per share data in this release have been restated for the 5% stock dividend issued on September 30, 2002.

Net income for the quarter generated annualized returns of 1.50% on average assets, 19.86% on average equity, and 22.74% on average tangible equity. In the year ago quarter the returns were 1.51% on average assets, 19.85% on average equity and 22.84% on average tangible equity.

“I am very pleased with our quarterly results achieved in what clearly was an unprecedented operating environment, and am very comfortable with our positioning for the next few quarters,” commented Charles John Koch, Charter One’s Chairman and Chief Executive Officer. “Our results include notable highlights from both our retail banking and lending activities. As we’ve indicated throughout the year, our retail banking deposit strategy is focusing on shifting an increasing percentage of balances into noninterest-bearing products, accomplished in great part by emphasizing the potential in small business relationships. That has resulted in a 26% increase in non-custodial noninterest-bearing bearing deposits in the past 12 months, with an annualized growth rate of 42% this quarter. This success was the primary driver behind the truly exceptional 19% growth in deposit-related revenue over last year’s second quarter. Separately, consumer-oriented lending activity hit new record levels, which drove a 21% growth in auto finance and 20% in home equity lines of credit.

“The persisting low-rate environment continued to drive record levels of revenue out of our residential mortgage operations. The gains resulting from the sale of mortgage-backed securities far exceeded what we consider normal levels, pushing earnings significantly above our expectations. As we have consistently indicated in the past, we do not view this level of gains as sustainable. However, such gains provide us with the flexibility to adjust our balance sheet strategy for the remainder of the year. In the current interest rate environment, we intend to limit balance sheet growth by reducing our single-family exposure, leaving asset levels flat for the rest of the year. At this point in time, we are targeting a $2 billion reduction in single-family loans and MBSs by the end of 2003. This strategy will likely constrain the growth in net interest income for the near term. However, given the extremely low interest rate environment and the expectation that gains will continue at elevated levels for at least the next quarter, we believe reducing our single-family mortgage exposure is a prudent business strategy. In light of the earnings reported this quarter, and assuming a continuation of the current operating environment, we now expect 2003 earnings to come in at a range of $2.72 to $2.75 per share.”

Net interest income and net yield — Net interest income was $295.4 million for the three months ended June 30, 2003, down 1.2% from the previous quarter and 0.8% from the year ago quarter. Reflecting the downward pressure on asset yields in the declining rate environment, net yield declined to 2.84% during the second quarter of 2003 from 2.99% during the first quarter of 2003 and 3.30% during the second quarter of 2002.

Retail banking revenue — Retail banking revenue totaled $97.1 million for the three months ended June 30, 2003, up 16.2% from the comparable 2002 quarter. The biggest driver of the increase was deposit-related revenue, which totaled $84.9 million, up 18.9% over the year ago quarter. Deposit-related revenue reflected the benefits of the Company’s strategy to emphasize noninterest-bearing checking account growth. The other components of retail banking revenue include fees from retail brokerage activities ($8.4 million, down 5.6% from the year ago quarter), and other revenue related to retail operations ($3.8 million, up 18.0%).

Mortgage banking revenue — The mortgage banking category includes revenue associated with Charter One’s mortgage banking operations, offset by the amortization and valuation adjustments related to its mortgage servicing rights asset (“MSR”). During the second quarter, MSR-related adjustments totaled $46.7 million. The Company increased the valuation allowance by $9.5 million to $133 million, and recorded $37.2 million in permanent impairment MSR adjustments. The total mortgage banking revenue, excluding the MSR-related adjustments, was $22.8 million in the second quarter of 2003. This represented a 46.4% increase from the year ago quarter when the revenue, excluding MSR-related adjustments, totaled $15.6 million. The increase was primarily attributable to a 14% growth over the past 12 months in the portfolio serviced for others, which totaled $19.2 billion at June 30, 2003 and carried a weighted average coupon of 6.37%. The related MSR is now 0.60% of the portfolio at $115 million. With an average servicing spread of 36 basis points, that translates into an MSR valuation of 1.67 times the servicing spread.

Net gains — During the second quarter of 2003, the Company reported net gains of $108.5 million. The primary source of the gains was the sale of $3.2 billion of mortgage-backed securities. As of June 30, 2003, unrealized pretax gains in the mortgage-backed securities portfolio totaled $297 million, compared with $303 million at March 31, 2003.

Leasing operations — Other income from leasing operations was reflected as a loss of $12.2 million in the second quarter of 2003, compared with income of $317,000 in the second quarter of 2002 and a loss of $6.9 million in the first quarter of 2003. The loss in the second quarter of 2003 resulted from a $12.8 million residual adjustment associated with a $15 million leveraged aircraft lease that was nonperforming at March 31, 2003, and which was written off during the second quarter.

Operating expenses — Administrative expenses totaled $194.8 million in the three months ended June 30, 2003, up 6.3% from the previous quarter and up 15.5% from the year ago quarter. The efficiency ratio was 41.1% for the second quarter of 2003, compared to 39.8% for the first quarter of 2003 and 38.5% for the second quarter of 2002. Excluding net gains and the MSR-related adjustments results in an efficiency ratio of 47.3%, compared to 45.3% for the first quarter of 2003, and 41.5% for the second quarter of 2002. In general, the higher level of expenses in the quarter was attributed to higher marketing and compensation costs associated with supporting the Company’s significant retail expansion program.

Lending production and portfolio growth — Loan and lease originations totaled a record $6.7 billion during the second quarter of 2003, compared to $6.0 billion during the first quarter of 2003 and $4.4 billion in the second quarter of 2002. Non-single family loan originations totaled $3.1 billion, or 46% of the total. The non-single family activity was led by $1.2 billion in consumer loans and $1.0 billion in auto finance loans, both of which established new quarterly records.

Loans and leases before reserves totaled $25.9 billion at June 30, 2003, compared to $25.3 billion at March 31, 2003. The underlying growth rate was masked by $2.3 billion of agency securitizations during the quarter ($1.7 billion in one-to-four family and $610 million in mortgage-related consumer loans). Without the securitization activity, the total portfolio would have increased at an annualized rate of 45%, and the non-single family portion would have increased at an annualized rate of 28%. The non-single family growth was led by auto finance at 21% annualized growth during the quarter and home equity lines of credit, which posted 20% annualized growth. At the end of June, non-single family loans totaled $17.5 billion, or 67% of the total portfolio. The total loan portfolio continues to be primarily consumer based, with 77% in consumer-oriented products and 23% in commercial lending (including multifamily real estate).

Mortgage-backed securities available for sale — Mortgage-backed securities available for sale totaled $14.3 billion at June 30, 2003, up from $12.8 billion at March 31, 2003. At June 30, 2003, the portfolio was comprised of 87% in fixed-rate securities with a duration of approximately two years, and 13% in floating-rate securities.

Deposits — Deposits totaled $27.9 billion at June 30, 2003, up $556 million in the second quarter, including approximately $480 million from the Advance Bancorp acquisition that closed in June. Core deposits (checking, money market and savings accounts) accounted for $17.6 billion, or 63% of the total. At the beginning of this year, the Company indicated it would emphasize noninterest-bearing checking growth this year, as opposed to total deposits as in previous years. Excluding custodial balances and the Advance acquisition, noninterest-bearing deposits were up 42% (annualized) in the second quarter of 2003. At June 30, 2003, noninterest-bearing checking account balances represented 9.5% of total deposits, up from 8.7% at March 31, 2003 and 6.9% a year ago. Charter One ended the second quarter with 1,358,200 total checking accounts, including approximately 14,550 from the Advance acquisition. Custodial balances totaled $761 million at June 30, 2003, $705 million at March 31, 2003 and $352 million at June 30, 2002.

The push into small business banking continues to post impressive results. Business deposits, which are included in core deposits, increased to $1.8 billion at June 30, 2003, up $223 million, or 14% (57% annualized), during the three-month period. The Company now has 99,300 business deposit accounts, up from 85,000 at March 31, 2003.

Retail expansion update — In early 2003, Charter One announced plans for aggressive de novo expansion during 2003 and 2004. The expansion is expected to include 125 new banking centers, with 97 in-store and 28 traditional locations. The 2003 goal is to open approximately 85 new banking centers, with 69 in-store and 16 traditional locations. The Company opened 31 banking centers in the second quarter of 2003, bringing the total for the first six months to 47 new banking centers, the majority of which were in-store locations. Charter One’s in-store franchise now includes 89 banking centers. The Company is monitoring its de novo success by looking at branches after 30, 60 and 90 days. The median results for banking centers opened through May 31, 2003 were: after being opened 30 days (27 banking centers) — $1.6 million in deposits and 295 checking accounts; after 60 days (18 banking centers) — $3.7 million in deposits and 505 checking accounts; after 90 days (14 banking centers) — $4.3 million and 642 checking accounts.

Acquisition update — In addition to the aggressive de novo expansion underway, on June 6, 2003 Charter One completed its previously announced acquisition of Advance Bancorp, a $670 million bank holding company headquartered in Chicago, issuing 2.4 million shares of common stock in the transaction. Advance added 14 banking centers and approximately $480 million in deposits to Charter One’s Chicago franchise, bringing the Chicago totals to 99 banking centers and $6.6 billion in deposits.

Credit quality and allowance for loan losses — During the second quarter of 2003, Charter One continued to strengthen its level of loan loss reserves in light of the current economic environment. The total provision for the quarter exceeded net charge-offs by $15 million and the ratio of the allowance to total loans and leases increased to 1.46% at June 30, 2003 from 1.40% at March 31, 2003. Net charge-offs during the second quarter of 2003 totaled $19.9 million, or .30% of average loans and leases (annualized). The allowance for loan and lease losses increased to $376 million at June 30, 2003.

At June 30, 2003, nonperforming assets totaled $206 million or .81% of loans, leases and collateral owned, up from $194 million or .78% at March 31, 2003. However, the recently completed acquisition of Advance Bancorp added $11.6 million in nonperforming assets to the June 30 balance. Underperforming assets (including nonperforming assets, troubled debt restructuring and loans delinquent 90 days and still accruing) totaled $251 million (including $12.2 million from Advance) or .98% of loans, leases and collateral owned, compared to $252 million or 1.01% at March 31, 2003.

Stock repurchase update — On April 23, 2002, the Company authorized a new repurchase program that permits the repurchase of 10% of its outstanding shares, or approximately 22 million shares. The Company repurchased 2.1 million shares under the authorization during the second quarter of 2003 at an average cost of $30.99 per share, and 2.7 million shares at an average cost of $30.30 per share during the six months ended June 30, 2003. As of June 30, 2003, the total repurchased under the current authorization was 10.7 million shares at an average cost of $30.81 per share, leaving approximately 11 million shares remaining under the program.

Company profile — Charter One has $44 billion in total assets, making it one of the 25 largest bank holding companies in the country. The Bank has 522 banking center locations in Ohio, Michigan, New York, Illinois, Massachusetts, and Vermont and entered Connecticut with a banking center opened in June 2003. The Company’s diverse product set includes: consumer banking, indirect auto finance, commercial leasing, business lending, commercial real estate lending, mortgage banking, and retail investment products. For additional information, including press releases, investor presentations, committee charters, and reports filed with the SEC, investors are directed to Charter One’s web site: www.charterone.com.

The Company has scheduled a conference call to discuss quarterly results for 10:00 a.m. eastern daylight savings time on Friday, July 18, 2003. To participate in the call, dial (888) 428-4474 and ask for the Charter One 2nd quarter earnings call. The call is available on a replay basis until July 25, 2003 by dialing (320) 365-3844, access code 689016. Alternatively, the call will be available through Charter One’s website, both on a live and a replay basis.

Forward-Looking Information
This release contains certain estimates of future operating trends for Charter One Financial, Inc., as well as estimates of financial condition and earnings, operating efficiencies, revenue creation, lending origination, loan sale volumes, charge-offs and loan loss provisions. These estimates constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995), which involve significant risks and uncertainties. Actual results may differ materially from the results discussed in these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) revenue growth is lower than expected; (2) competitive pressures among depository institutions increase significantly; (3) changes in the interest rate environment reduce interest margins; (4) deterioration in the credit quality of the Company’s loan portfolio requires higher loss provisions; (5) general economic conditions, either nationally or in the states in which the Company does business, are less favorable than expected; (6) legislation or regulatory changes adversely affect the businesses in which the Company is engaged; and (7) ongoing geopolitical conflicts add unexpected stress on the economy or customer base. Other factors that may affect these statements are identified in previous filings with the Securities and Exchange Commission.

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CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Three Months Ended

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02

	(Dollars in thousands, except per share data)
Interest income:

Loans and leases	$367,602	$377,724	$418,711	$410,237	$415,057

Mortgage-backed securities:

Available for sale	154,490	149,311	131,821	135,099	141,773

Held to maturity	6,858	8,269	9,991	10,695	12,261

Investment securities:

Available for sale	3,297	3,043	2,969	2,939	2,625

Held to maturity	56	54	60	61	60

Other interest-earning assets	7,856	7,385	8,184	9,729	9,478

Total interest income	540,159	545,786	571,736	568,760	581,254

Interest expense:

Deposits	126,734	133,743	154,018	160,821	169,576

Federal Home Loan Bank advances	104,025	99,799	105,492	103,729	103,927

Other borrowings	13,969	13,203	13,627	13,943	9,884

Total interest expense	244,728	246,745	273,137	278,493	283,387

Net interest income	295,431	299,041	298,599	290,267	297,867

Provision for loan and lease losses	35,360	61,471	60,314	47,695	55,277

Net interest income after provision for loan and lease losses	260,071	237,570	238,285	242,572	242,590

Other income:

Retail banking	97,087	84,100	89,261	84,175	83,543

Mortgage banking	(23,895)	(27)	(1,992)	(36,961)	9,168

Leasing operations	(12,230)	(6,856)	(4,566)	404	317

Net gains	108,549	76,653	61,585	83,881	37,840

Bank owned life insurance and other	8,450	7,956	7,834	7,582	8,924

Total other income	177,961	161,826	152,122	139,081	139,792

Administrative expenses:

Compensation and employee benefits	90,790	87,056	81,827	81,443	80,645

Net occupancy and equipment	30,466	31,186	30,360	30,288	27,634

Marketing expenses	20,205	13,647	9,843	11,788	10,012

Federal deposit insurance premiums	1,125	1,142	1,142	1,104	1,106

Other administrative expenses	52,168	50,261	53,716	46,683	49,219

Total administrative expenses	194,754	183,292	176,888	171,306	168,616

Income before income taxes	243,278	216,104	213,519	210,347	213,766

Income taxes	77,241	68,613	67,793	66,785	67,871

Net income	$166,037	$147,491	$145,726	$143,562	$145,895

Basic earnings per share(1)	$.74	$.66	$.65	$.63	$.63

Diluted earnings per share(1)	$.72	$.64	$.63	$.61	$.61

Average common shares outstanding(1):

Basic	225,501,687	224,997,398	225,561,551	228,765,954	231,197,406

Diluted	231,095,694	230,460,847	231,502,688	235,615,457	239,123,292

Cash dividends declared per share(1)	$.24	$.22	$.22	$.21	$.21

(1)	Restated to reflect the 5% stock dividend issued September 30, 2002.

CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

	Six Months Ended

	6/30/03	6/30/02

	(Dollars in thousands,
	except per share data)

Interest income:

Loans and leases	$745,326	$842,895

Mortgage-backed securities:

Available for sale	303,801	252,901

Held to maturity	15,127	27,061

Investment securities:

Available for sale	6,340	5,587

Held to maturity	110	131

Other interest-earning assets	15,241	17,390

Total interest income	1,085,945	1,145,965

Interest expense:

Deposits	260,477	339,977

Federal Home Loan Bank advances	203,824	207,643

Other borrowings	27,172	17,381

Total interest expense	491,473	565,001

Net interest income	594,472	580,964

Provision for loan and lease losses	96,831	83,994

Net interest income after provision for loan and lease losses	497,641	496,970

Other income:

Retail banking	181,187	157,299

Mortgage banking	(23,922)	20,458

Leasing operations	(19,086)	587

Net gains	185,202	59,567

Bank owned life insurance and other	16,406	18,432

Total other income	339,787	256,343

Administrative expenses:

Compensation and employee benefits	177,846	157,897

Net occupancy and equipment	61,652	56,197

Marketing expenses	33,852	18,841

Federal deposit insurance premiums	2,267	2,317

Other administrative expenses	102,429	95,526

Total administrative expenses	378,046	330,778

Income before income taxes	459,382	422,535

Income taxes	145,854	134,155

Net income	$313,528	$288,380

Basic earnings per share(1)	$1.40	$1.24

Diluted earnings per share(1)	$1.36	$1.21

Average common shares outstanding(1):

Basic	225,249,543	231,441,018

Diluted	230,778,271	238,672,614

Cash dividends declared per share(1)	$.46	$.40

(1)	Restated to reflect the 5% stock dividend issued September 30, 2002.

CHARTER ONE FINANCIAL, INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(unaudited)

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02

	(Dollars in thousands, except per share data)
	ASSETS

Cash and deposits with banks	$586,018	$507,726	$446,701	$525,049	$592,571

Federal funds sold and other	10,514	1,350,513	512	1,105,511	800,509

Total cash and cash equivalents	596,532	1,858,239	447,213	1,630,560	1,393,080

Investments securities:

Available for sale	336,126	227,137	210,095	213,684	169,203

Held to maturity	3,691	4,157	3,973	4,642	4,381

Mortgage-backed securities:

Available for sale	14,313,397	12,799,506	11,536,608	8,805,687	9,634,674

Held to maturity	362,768	445,207	540,781	648,153	728,003

Loans and leases, net	25,127,882	24,685,258	25,852,846	25,351,352	24,382,986

Loans held for sale	362,270	291,729	351,892	287,891	161,438

Bank owned life insurance	834,337	837,660	829,043	819,664	814,429

Federal Home Loan Bank and Federal Reserve Bank stock	694,073	679,339	681,923	676,927	668,905

Premises and equipment	375,256	355,084	353,730	348,675	362,909

Accrued interest receivable	153,346	149,989	154,962	155,543	165,262

Real estate and other collateral owned	40,220	42,106	42,980	42,988	44,511

Mortgage servicing rights	115,242	139,085	128,564	126,646	175,650

Goodwill	433,014	386,372	386,372	386,372	385,808

Other assets	386,785	347,735	375,090	351,682	299,303

Total assets	$44,134,939	$43,248,603	$41,896,072	$39,850,466	$39,390,542

	LIABILITIES AND SHAREHOLDERS’ EQUITY

Deposits:

Checking accounts	$9,149,326	$9,652,845	$9,650,433	$8,619,130	$7,737,558

Money market and savings accounts	8,475,706	8,207,576	8,157,534	8,248,750	8,893,253

Certificates of deposit	10,314,742	9,523,194	9,719,876	10,218,625	9,926,504

Total deposits	27,939,774	27,383,615	27,527,843	27,086,505	26,557,315

Federal Home Loan Bank advances	10,582,255	10,446,630	9,037,925	7,574,583	7,841,524

Federal funds purchased and repurchase agreements	51,399	52,496	283,912	54,347	53,089

Other borrowings	706,083	707,591	708,853	710,282	720,133

Advance payments by borrowers for taxes and insurance	58,593	46,706	23,595	47,578	51,822

Accrued interest payable	46,418	72,017	38,372	66,193	38,029

Accrued expenses and other liabilities	1,387,835	1,307,416	1,191,747	1,295,185	1,089,899

Total liabilities	40,772,357	40,016,471	38,812,247	36,834,673	36,351,811

Shareholders’ equity:

Preferred stock — $.01 par value per share; 20,000,000 shares authorized and unissued	—	—	—	—	—

Common stock — $.01 par value per share; 360,000,000 shares authorized; 229,946,762, 227,571,468, 227,571,468, 227,577,813 and 224,853,682 shares issued	2,299	2,276	2,276	2,276	2,249

Additional paid-in capital	2,270,580	2,197,388	2,193,095	2,192,186	2,104,361

Retained earnings	1,009,784	908,486	824,564	732,731	976,380

Less 3,851,660, 2,539,076, 2,781,151, 1,158,700 and 4,662,584 shares of common stock held in treasury at cost	(116,652)	(74,423)	(82,610)	(35,087)	(135,378)

Accumulated other comprehensive income	196,571	198,405	146,500	123,687	91,119

Total shareholders’ equity	3,362,582	3,232,132	3,083,825	3,015,793	3,038,731

Total liabilities and shareholders’ equity	$44,134,939	$43,248,603	$41,896,072	$39,850,466	$39,390,542

CHARTER ONE FINANCIAL, INC.
SELECTED STATISTICAL DATA
(unaudited)

	Three Months Ended

	6/30/03		3/31/03		12/31/02		9/30/02		6/30/02

Annualized returns and ratios based on net income:

Return on average assets	1.50%		1.38%		1.40%		1.46%		1.51%

Return on average equity	19.86		18.48		19.11		18.89		19.85

Average equity to average assets	7.55		7.46		7.35		7.72		7.60

Net interest income to administrative expenses	1.52	x	1.63	x	1.69	x	1.69	x	1.77	x

Administrative expenses to average assets	1.76%		1.71%		1.70%		1.74%		1.74%

Efficiency ratio(1)	41.14		39.77		39.25		39.90		38.53

Annualized return on average tangible equity(2)	22.74		21.29		22.18		21.70		22.84

(1)	Computed as the ratio of total administrative expenses to net interest income and total other income.

(2)	Computed as the ratio of net income, excluding the amortization of other intangible assets, to average tangible equity.

	Six Months Ended

	6/30/03		6/30/02

Annualized returns and ratios based on net income:

Return on average assets	1.44%		1.53%

Return on average equity	19.17		19.78

Average equity to average assets	7.51		7.76

Net interest income to administrative expenses	1.57	x	1.76	x

Administrative expenses to average assets	1.74%		1.76%

Efficiency ratio(1)	40.46		39.50

Annualized return on average tangible equity(2)	22.02		22.67

(1)	Computed as the ratio of total administrative expenses to net interest income and total other income.

(2)	Computed as the ratio of net income, excluding the amortization of other intangible assets, to average tangible equity.

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02

End of period capitalization:

Equity to assets	7.62%	7.47%	7.36%	7.57%	7.71%

Tangible equity to assets	6.56	6.50	6.36	6.52	6.65

Book value per share(1)	$14.87	$14.36	$13.72	$13.32	$13.14

Tangible book value per share(1)	12.81	12.50	11.86	11.47	11.33

Miscellaneous end-of-period data:

Number of employees (full-time equivalents)	7,703	7,198	6,997	6,837	6,914

Number of full-service branches	522	477	461	459	461

Number of loan production offices	28	26	26	26	27

Number of ATMs	953	918	913	920	928

(1)	Restated to reflect the 5% stock dividend issued September 30, 2002.

COMPOSITION OF DEPOSITS
(unaudited)

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02

		(Dollars in thousands)
Checking accounts:

Interest-bearing	$6,493,279	$7,267,602	$7,460,530	$6,588,045	$5,917,228

Noninterest-bearing	2,656,047	2,385,243	2,189,903	2,031,085	1,820,330

Total checking accounts	9,149,326	9,652,845	9,650,433	8,619,130	7,737,558

Money market and savings accounts	8,475,706	8,207,576	8,157,534	8,248,750	8,893,253

Total transaction accounts	17,625,032	17,860,421	17,807,967	16,867,880	16,630,811

Certificates of deposit:

Retail	10,314,742	9,523,194	9,719,876	10,198,753	9,886,732

Brokered	—	—	—	19,872	39,772

Total certificates of deposit	10,314,742	9,523,194	9,719,876	10,218,625	9,926,504

Total deposits	$27,939,774	$27,383,615	$27,527,843	$27,086,505	$26,557,315

CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Three Months Ended

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02

	(Dollars in thousands)
Average balance sheet data:

Interest-earning assets:

Loans and leases	$26,101,819	$25,851,471	$26,690,752	$25,460,404	$24,838,010

Mortgage-backed securities	14,405,655	13,137,545	11,218,473	10,041,928	10,127,245

Investment securities	260,634	210,920	212,698	186,249	156,998

Other interest-earning assets	839,597	762,760	725,937	979,454	1,028,371

Total interest-earning assets	41,607,705	39,962,696	38,847,860	36,668,035	36,150,624

Allowance for loan and lease losses	(360,448)	(327,090)	(292,981)	(267,486)	(257,591)

Noninterest-earning assets(1)	3,044,576	3,150,359	2,946,801	2,968,951	2,767,624

Total assets	$44,291,833	$42,785,965	$41,501,680	$39,369,500	$38,660,657

Interest-bearing liabilities:

Checking accounts	$6,951,974	$7,541,679	$6,801,571	$6,283,029	$5,883,423

Money market and savings accounts	8,332,278	7,929,274	8,579,110	8,378,267	8,519,541

Certificates of deposit	9,733,110	9,562,013	9,898,021	9,831,050	10,093,412

Total interest-bearing deposits	25,017,362	25,032,966	25,278,702	24,492,346	24,496,376

Federal Home Loan Bank advances	11,397,410	10,410,188	9,026,637	7,944,811	7,878,506

Other borrowings	874,062	866,495	945,945	929,957	584,882

Total interest-bearing liabilities	37,288,834	36,309,649	35,251,284	33,367,114	32,959,764

Noninterest-bearing liabilities:

Demand deposit accounts	2,308,993	2,017,036	2,024,854	1,789,713	1,743,736

Other noninterest-bearing liabilities	1,349,173	1,266,385	1,175,213	1,173,108	1,017,623

Total noninterest-bearing liabilities	3,658,166	3,283,421	3,200,067	2,962,821	2,761,359

Total liabilities	40,947,000	39,593,070	38,451,351	36,329,935	35,721,123

Shareholders’ equity	3,344,833	3,192,895	3,050,329	3,039,565	2,939,534

Total liabilities and shareholders’ equity	$44,291,833	$42,785,965	$41,501,680	$39,369,500	$38,660,657

Yields and costs during period:

Weighted average yield:

Loans and leases(2)	5.64%	5.86%	6.26%	6.43%	6.69%

Mortgage-backed securities	4.48	4.80	5.06	5.81	6.08

Investment securities	5.15	5.87	5.70	6.44	6.84

Other interest-earning assets	3.70	3.87	4.41	3.89	3.65

Total interest-earning assets	5.19	5.48	5.88	6.19	6.43

Weighted average cost(3):

Checking accounts	1.35	1.65	1.92	2.13	2.08

Money market and savings accounts	1.50	1.55	1.93	2.12	2.37

Certificates of deposit	2.97	3.09	3.19	3.32	3.53

Total interest-bearing deposits	2.03	2.17	2.42	2.61	2.78

Federal Home Loan Bank advances	3.66	3.88	4.64	5.18	5.29

Other borrowings	6.38	6.10	5.74	5.97	6.74

Total interest-bearing liabilities	2.63	2.75	3.07	3.31	3.45

Interest rate spread	2.56	2.73	2.81	2.88	2.98

Net yield on interest-earning assets	2.84	2.99	3.07	3.17	3.30

(1)	Includes mark-to-market adjustments on securities available for sale.

(2)	Excludes impact of related tax benefits.

(3)	Includes the annualized effect of interest rate risk management instruments.

CHARTER ONE FINANCIAL, INC.
AVERAGE BALANCE SHEET, YIELDS AND COSTS
(unaudited)

	Six Months Ended

	6/30/03	6/30/02

	(Dollars in thousands)
Average balance sheet data:

Interest-earning assets:

Loans and leases	$25,977,336	$25,182,491

Mortgage-backed securities	13,775,103	9,197,295

Investment securities	235,914	153,826

Other interest-earning assets	801,391	937,964

Total interest-earning assets	40,789,744	35,471,576

Allowance for loan and lease losses	(343,860)	(256,464)

Noninterest-earning assets(1)	3,097,175	2,371,827

Total assets	$43,543,059	$37,586,939

Interest-bearing liabilities:

Checking accounts	$7,245,197	$5,959,645

Money market and savings accounts	8,131,890	7,615,664

Certificates of deposit	9,648,034	9,935,478

Total interest-bearing deposits	25,025,121	23,510,787

Federal Home Loan Bank advances	10,906,526	7,974,697

Other borrowings	870,299	523,134

Total interest-bearing liabilities	36,801,946	32,008,618

Noninterest-bearing liabilities:

Demand deposit accounts	2,163,822	1,691,166

Other noninterest-bearing liabilities	1,306,110	971,291

Total noninterest-bearing liabilities	3,469,932	2,662,457

Total liabilities	40,271,878	34,671,075

Shareholders’ equity	3,271,181	2,915,864

Total liabilities and shareholders’ equity	$43,543,059	$37,586,939

Yields and costs during period:

Weighted average yield:

Loans and leases(2)	5.75%	6.71%

Mortgage-backed securities	4.63	6.09

Investment securities	5.47	7.43

Other interest-earning assets	3.78	3.69

Total interest-earning assets	5.33	6.47

Weighted average cost(3):

Checking accounts	1.50	2.26

Money market and savings accounts	1.53	2.32

Certificates of deposit	3.03	3.77

Total interest-bearing deposits	2.10	2.92

Federal Home Loan Bank advances	3.76	5.25

Other borrowings	6.24	6.64

Total interest-bearing liabilities	2.69	3.56

Interest rate spread	2.64	2.91

Net yield on interest-earning assets	2.91	3.28

(1)	Includes mark-to-market adjustments on securities available for sale.

(2)	Excludes impact of related tax benefits.

(3)	Includes the annualized effect of interest rate risk management instruments.

CHARTER ONE FINANCIAL, INC.
LOAN AND LEASE ACTIVITY

(unaudited)

	Three Months Ended

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02

	(Dollars in thousands)
Originations:

Real estate:

Permanent:

One-to-four family	$3,555,968	$3,095,718	$3,440,287	$2,481,022	$1,974,839

Multifamily	57,451	51,440	48,281	49,187	23,979

Commercial	60,226	90,213	62,335	48,601	34,686

Total permanent loans	3,673,645	3,237,371	3,550,903	2,578,810	2,033,504

Construction:

One-to-four family	53,527	35,556	40,674	54,377	40,686

Multifamily	7,613	19,283	40,408	13,950	—

Commercial	30,246	10,830	53,469	29,385	15,489

Total construction loans	91,396	65,669	134,551	97,712	56,175

Total real estate loans originated	3,765,041	3,303,040	3,685,454	2,676,522	2,089,679

Retail consumer	1,209,221	1,079,290	1,205,611	948,632	938,328

Automobile	1,026,245	981,114	916,539	1,012,926	781,763

Consumer finance	122,839	101,927	100,568	73,931	55,338

Leases	73,946	101,571	200,083	110,428	117,544

Corporate banking	473,677	448,326	451,915	512,600	399,173

Total loans and leases originated	6,670,969	6,015,268	6,560,170	5,335,039	4,381,825

Acquired through business combinations and purchases	403,324	3,765	4,316	2,637	206,640

Sales and principal reductions:

Loans sold	885,179	763,051	742,255	527,011	481,161

Loans exchanged for mortgage-backed securities	2,346,609	3,419,116	1,600,962	809,167	1,539,682

Principal reductions	3,260,094	3,025,830	3,587,423	2,943,422	2,479,838

Total sales and principal reductions	6,491,882	7,207,997	5,930,640	4,279,600	4,500,681

Increase (decrease) before net items	$582,411	$(1,188,964)	$633,846	$1,058,076	$87,784

	Six Months Ended

	6/30/03	6/30/02

	(Dollars in thousands)
Originations:

Real estate:

Permanent:

One-to-four family	$6,651,686	$4,632,833

Multifamily	108,891	59,698

Commercial	150,439	126,774

Total permanent loans	6,911,016	4,819,305

Construction:

One-to-four family	89,093	77,030

Multifamily	26,896	24,988

Commercial	41,076	81,723

Total construction loans	157,065	183,741

Total real estate loans originated	7,068,081	5,003,046

Retail consumer	2,288,511	1,937,055

Automobile	2,007,359	1,465,808

Consumer finance	224,766	111,421

Leases	175,517	210,585

Corporate banking	922,003	752,813

Total loans and leases originated	12,686,237	9,480,728

Acquired through business combinations and purchases	407,089	211,355

Sales and principal reductions:

Loans sold	1,648,230	1,125,258

Loans exchanged for mortgage-backed securities	5,765,725	4,256,953

Principal reductions	6,285,924	5,423,231

Total sales and principal reductions	13,699,879	10,805,442

Decrease before net items	$(606,553)	$(1,113,359)

CHARTER ONE FINANCIAL, INC.
ALLOWANCE FOR LOAN AND LEASE LOSSES
(unaudited)

	Three Months Ended

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02

	(Dollars in thousands)
Allowance for loan and lease losses:

Balance, beginning of period	$355,926	$328,017	$292,800	$267,155	$258,605

Provision for loan and lease losses	35,360	61,471	60,314	47,695	55,277

Acquired through business combination	4,969	—	—	—	3,184

Loans and leases charged off:

One-to-four family	(1,036)	(670)	(1,127)	(643)	(3,056)

Commercial real estate	(253)	(500)	(144)	(290)	(117)

Retail consumer	(2,596)	(3,478)	(3,004)	(2,308)	(5,530)

Automobile	(13,628)	(16,450)	(15,941)	(16,429)	(29,675)

Consumer finance	(3,975)	(4,537)	(5,785)	(5,160)	(11,628)

Leases	(2,095)	(6,061)	(88)	(519)	(1,801)

Corporate banking	(2,652)	(7,245)	(5,799)	(4,776)	(2,014)

Total charge-offs(1)	(26,235)	(38,941)	(31,888)	(30,125)	(53,821)

Recoveries:

One-to-four family	41	17	42	881	32

Commercial real estate	61	148	41	488	9

Retail consumer	548	433	588	484	359

Automobile	4,561	4,115	3,582	3,574	3,123

Consumer finance	235	105	191	238	32

Leases	606	393	1,897	430	—

Corporate banking	321	168	450	1,980	355

Total recoveries	6,373	5,379	6,791	8,075	3,910

Net loan and lease charge-offs(1)	(19,862)	(33,562)	(25,097)	(22,050)	(49,911)

Balance, end of period	$376,393	$355,926	$328,017	$292,800	$267,155

Net charge-offs to average loans and leases (annualized)(1)	.30%	.52%	.38%	.35%	.80%

	Six Months Ended

	6/30/03	6/30/02

	(Dollars in thousands)
Allowance for loan and lease losses:

Balance, beginning of period	$328,017	$255,478

Provision for loan and lease losses	96,831	83,994

Acquired through business combination	4,969	3,184

Loans and leases charged off:

One-to-four family	(1,706)	(4,032)

Commercial real estate	(753)	(918)

Retail consumer	(6,074)	(7,788)

Automobile	(30,078)	(46,595)

Consumer finance	(8,512)	(15,450)

Leases	(8,156)	(2,261)

Corporate banking	(9,897)	(6,037)

Total charge-offs(1)	(65,176)	(83,081)

Recoveries:

One-to-four family	58	34

Commercial real estate	209	130

Retail consumer	981	762

Automobile	8,676	5,531

Consumer finance	340	95

Leases	999	—

Corporate banking	489	1,028

Total recoveries	11,752	7,580

Net loan and lease charge-offs(1)	(53,424)	(75,501)

Balance, end of period	$376,393	$267,155

Net charge-offs to average loans and leases (annualized)(1)	.41%	.60%

(1)	Includes $27.3 million in net charge-offs recorded in the second quarter of 2002 in conjunction with Charter One’s adoption of a new loan charge-off policy in which consumer loans are charged off based upon delinquency, repossession and in certain cases, at the point of bankruptcy discharge. Previously, Charter One’s policy was to record charge-offs of loans secured by one-to-four family real estate at the point of foreclosure and automobile loans at the point of repossessed collateral disposition. This new policy will neither increase nor decrease ultimate net loan charge-offs. It simply accelerates the timing of the recognition of the loss on these consumer loans. This new policy was implemented prospectively. Management believes the changes to this policy conforms Charter One’s charge-off methodology to that of its commercial banking peers.

CHARTER ONE FINANCIAL, INC.
NET CHARGE-OFFS TO AVERAGE LOANS AND LEASES
(unaudited)

	Three Months Ended

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02

	(Dollars in thousands)
Average loans and leases:

Mortgage	$11,126,226	$11,083,170	$11,659,164	$11,265,962	$11,088,463

Retail consumer	4,329,896	4,510,460	5,264,728	4,969,219	4,827,223

Automobile	6,088,204	5,763,289	5,447,392	5,035,920	4,740,267

Consumer finance	1,023,295	995,653	980,524	972,843	1,002,306

Leases	2,127,384	2,145,022	2,085,474	2,029,779	2,036,604

Corporate banking	1,406,814	1,353,877	1,253,470	1,186,681	1,143,147

Total average loans and leases	$26,101,819	$25,851,471	$26,690,752	$25,460,404	$24,838,010

Net charge-offs to average loans and leases (annualized)(1):

Mortgage	.04%	.04%	.04%	(.02)%	.11%

Retail consumer	.19	.27	.18	.15	.43

Automobile	.60	.86	.91	1.02	2.24

Consumer finance	1.46	1.78	2.28	2.02	4.63

Leases	.28	1.06	(.35)	.02	.35

Corporate banking	.66	2.09	1.71	.94	.58

Total	.30	.52	.38	.35	.80

(1)	Includes $27.3 million in net charge-offs recorded in the second quarter of 2002 in conjunction with Charter One’s adoption of a new loan charge-off policy in which consumer loans are charged off based upon delinquency, repossession and, in certain cases, at the point of bankruptcy discharge. Previously, Charter One’s policy was to record charge-offs of loans secured by one-to-four family real estate at the point of foreclosure and automobile loans at the point of repossessed collateral disposition. This new policy will neither increase nor decrease ultimate net loan charge-offs. It simply accelerates the timing of the recognition of the loss on these consumer loans. This new policy was implemented prospectively. Management believes the changes to this policy conforms Charter One’s charge-off methodology to that of its commercial banking peers.

LOAN AND LEASE PORTFOLIO
(unaudited)

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02

	(Dollars in thousands)
Loan and lease portfolio, net(1):

One-to-four family:

Permanent:

Fixed rate	$5,411,639	$5,506,314	$5,869,554	$5,942,919	$5,556,239

Adjustable rate	2,577,778	2,546,426	2,437,166	2,694,956	2,584,413

Construction	418,485	412,973	427,729	427,871	414,716

	8,407,902	8,465,713	8,734,449	9,065,746	8,555,368

Commercial real estate:

Multifamily	942,689	920,295	953,688	1,017,393	1,036,049

Commercial	1,481,178	1,340,272	1,307,593	1,313,243	1,321,438

	2,423,867	2,260,567	2,261,281	2,330,636	2,357,487

Consumer:

Retail	4,180,702	4,173,080	5,494,453	5,008,393	4,855,164

Automobile	6,247,964	5,934,502	5,606,329	5,281,731	4,826,370

Consumer finance	1,038,517	1,005,077	984,772	973,981	976,446

	11,467,183	11,112,659	12,085,554	11,264,105	10,657,980

Business:

Leases	2,104,713	2,125,905	2,133,468	2,028,687	2,026,955

Corporate banking	1,462,880	1,368,069	1,318,003	1,242,869	1,213,789

	3,567,593	3,493,974	3,451,471	3,271,556	3,240,744

Loans and leases before allowance for loan and lease losses	25,866,545	25,332,913	26,532,755	25,932,043	24,811,579

Allowance for loan and lease losses	(376,393)	(355,926)	(328,017)	(292,800)	(267,155)

Loans and leases, net(1)	$25,490,152	$24,976,987	$26,204,738	$25,639,243	$24,544,424

Portfolio of loans serviced for others	$19,244,092	$18,713,649	$16,893,609	$16,840,025	$16,889,298

(1)	Includes loans held for sale.

CHARTER ONE FINANCIAL, INC.
NONPERFORMING AND UNDERPERFORMING ASSETS
(unaudited)

	6/30/03	3/31/03	12/31/02	9/30/02	6/30/02

	(Dollars in thousands)
Nonperforming assets(1):

Nonaccrual loans and leases:

Real estate mortgage loans:

One-to-four family(2)	$25,723	$27,867	$27,904	$31,528	$34,641

Multifamily and commercial	16,764	5,591	5,369	6,621	4,640

Construction and land	27,483	8,015	9,885	10,598	11,273

Total real estate mortgage loans	69,970	41,473	43,158	48,747	50,554

Retail consumer(2)	10,652	12,046	13,937	14,128	12,092

Automobile	—	—	—	—	—

Consumer finance(2)	43,175	42,562	40,227	38,403	40,313

Leases	6,877	15,264	6,211	7,964	8,958

Corporate banking	35,595	42,068	39,098	37,230	19,807

Total nonaccrual loans and leases	166,269	153,413	142,631	146,472	131,724

Restructured real estate mortgage loans	488	494	501	1,149	1,159

Total nonperforming loans and leases	166,757	153,907	143,132	147,621	132,883

Real estate and other collateral owned(3)	39,278	40,020	40,776	40,270	40,186

Total nonperforming assets	$206,035	$193,927	$183,908	$187,891	$173,069

Ratio of:

Nonperforming loans and leases to total loans and leases	.65%	.62%	.55%	.58%	.54%

Nonperforming assets to total assets	.47	.45	.44	.47	.44

Nonperforming assets to total loans, leases and real estate and other collateral owned	.81	.78	.70	.73	.70

Allowance for loan and lease losses to:

Nonperforming loans and leases	225.71	231.26	229.17	198.35	201.05

Total loans and leases before allowance	1.46	1.40	1.24	1.13	1.08

Accruing loans and leases delinquent more than 90 days(1):

Real estate mortgage loans:

One-to-four family	$18,056	$23,507	$25,643	$24,854	$21,781

Multifamily and commercial	396	—	—	—	944

Construction and land	—	—	—	—	—

Total real estate mortgage loans	18,452	23,507	25,643	24,854	22,725

Retail consumer	3,056	3,229	4,758	5,630	4,362

Automobile	2,254	3,579	3,621	2,595	2,211

Consumer finance	21,172	27,395	26,739	25,269	19,470

Leases	—	181	19	—	219

Corporate banking	117	471	1,536	1,955	3,330

Total accruing loans and leases delinquent more than 90 days	$45,051	$58,362	$62,316	$60,303	$52,317

Total underperforming assets	$251,086	$252,289	$246,224	$248,194	$225,386

Ratio of:

Underperforming assets to total assets	.57%	.58%	.59%	.62%	.57%

Underperforming assets to total loans, leases and real estate and other collateral owned	.98	1.01	.94	.97	.92

(1)	Effective June 30, 2002, amounts exclude loans guaranteed by the Federal Housing Administration or Veterans’ Administration.

(2)	Effective June 30, 2002, Charter One adopted a new accrual policy in which consumer loans secured by residential real estate are placed on nonaccrual at six payments past due as long as the loan is well secured and in the process of collection. This new policy was implemented prospectively. The change in the accrual policy did not have a material impact on interest income. Management believes the changes to this policy conforms Charter One’s accrual methodology to that of its commercial banking peers.

(3)	Effective for the period ended June 30, 2002, Charter One adopted a new loan charge-off policy in which automobile loans are charged off based upon repossession and, in certain cases, at the point of bankruptcy discharge. Any automobile loan reaching 120 days delinquent will be charged off completely. Previously, Charter One’s policy was to record charge-offs of loans secured by automobiles at the point of repossessed collateral disposition. This new policy was implemented prospectively. Management believes the changes to this policy conforms Charter One’s charge-off methodology to that of its commercial banking peers.